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Exhibit 99.1 Press Release dated October 21, 2005

FOR IMMEDIATE RELEASE                                 FOR MORE INFORMATION:
October 21, 2005                                      Mary D. Cohron
                                                      Chief Executive Officer
                                                      (270) 393-0700

         Citizens First Corporation Announces Third Quarter 2005 Results

BOWLING GREEN, KY - Citizens First Corporation (OTC Bulletin Board: CZFC) today reported its results of operations for the quarter and nine months ended September 30, 2005. Mary D. Cohron, President and CEO, reported that the Company's net income on a consolidated basis for the third quarter of 2005 was $531,940, or $0.45 and $0.37 per basic and diluted common share, respectively, compared to net income of $300,588 or $0.23 per basic and diluted common share for the third quarter of 2004. "Citizens First's net income of $531,940, for the third quarter of 2005 is our fifth consecutive record quarter," said Cohron. "Compared to the second quarter of 2005, net income in the third quarter increased by $27,922, or 5.5%." Cohron attributes the strong financial performance to the company's continued focus on growing profitably while maintaining excellent asset quality. Citizens First's staff continues to capitalize on its experience, competency and ability to build customer relationships to position itself to be the preeminent bank in a thriving southern Kentucky economy.

For the nine months ended September 30, 2005, the Company reported net income of $1,487,174, or $1.23 and $1.03 per basic and diluted common share, respectively, compared to net income of $628,945, or $0.62 per basic and diluted common share for the same period in 2004. "The company's performance in the nine months of 2005 puts it on track to meet its goals for the year," said Cohron.

Net interest income for the quarter ended September 30, 2005 was $1,999,919, versus $1,580,089 for the same quarter of 2004, an increase of $419,830 or 26.6%. Non-interest income was $408,569 during the third quarter of 2005, compared to $386,615 in the same quarter of 2004, an increase of $21,954 or 5.7%. Included in non-interest income for the third quarter of 2005 is income from service charges on deposit accounts of $210,470, compared to $213,918 in the same quarter of 2004, a decrease of $3,448, or 1.6%. Non-interest expense was $1,507,348 for the third quarter of 2005, versus $1,479,366 for the same period of 2004, an increase of $27,982, or 1.9%.

For the nine months ended September 30, 2005, net interest income was $5,644,102, compared to $4,384,189 for the same period in 2004, an increase of $1,259,913 or 28.7%. Non-interest income for the first nine months of the year totaled $1,101,798 in 2005, compared to $1,051,480 for the same period of 2004, an increase of $50,318 or 4.8%. The increase is primarily attributable to the sale of investment securities, with a loss of $34,368 during the first nine months of 2004 compared to no activity during the same period of 2005. Non-interest expense during the first nine months of 2005 was $4,276,726, a decrease of $71,648 or 1.6% from the total of $4,348,374 from the same period of 2004.
Loans past due greater than 90 days at September 30, 2005, were equal to 0.52% of total loans, compared to .67% of total loans at September 30, 2004, an improvement of .15%. Non-performing assets at the end of the third quarter of 2005 totaled $799,336, compared to $797,007 at the end of the third quarter of 2004, an increase of $2,329, or .3%."At Citizens First a top priority is asset quality," said Cohron.

Total assets at September 30, 2005 were $189,140,017, up $22,543,934 or 13.5%, from $166,596,083 at September 30, 2004. Loans increased $18,177,893, or 12.9%, from $140,511,267 at September 30, 2004 to $158,689,160 at September 30, 2005.
Stockholders' equity of $19,383,834 equaled 10.2% of total assets as of September 30, 2005.

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This release contains forward-looking statements within the meaning of the
Private Securities Litigation Reform Act of 1995 that are based upon the Company's current expectations, but are subject to certain risks and uncertainties that may cause actual results to differ materially. Among the risks and uncertainties that could cause actual results to differ materially are economic conditions generally and in the market areas of the Company, overall loan demand, increased competition in the financial services industry which could negatively impact the Company's ability to increase total earning assets, and retention of key personnel. Actions by the Federal Reserve Board and changes in interest rates, loan prepayments by, and the financial health of, the Company's borrowers, and other factors described in the reports filed by the Company with the Securities and Exchange Commission could also impact current expectations.
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CITIZENS FIRST CORPORATION
Quarterly Consolidated Statements of Operation
(Unaudited)
                                                    Financial Highlights
                                                 Quarter         Quarter
                                                  Ended           Ended
                                                 9/30/2005      9/30/2004
                                                 --------       --------

Interest Income ............................   $ 2,895,470    $ 2,181,432
Interest Expense ...........................       895,551        601,343
                                               -----------    -----------
Net Interest Income ........................     1,999,919      1,580,089
Provision for Loan Losses                           95,000         40,000
                                               -----------    -----------
Net Interest Income after Provision ........     1,904,919      1,540,089
Non-Interest Income ........................       408,569        386,615
Non-Interest Expense .......................     1,507,348      1,479,366
                                               -----------    -----------
Gain Before Taxes ..........................       806,140        447,338
Income Tax Provision .......................       274,200        146,750
                                               -----------    -----------
Net Income .................................   $   531,940    $   300,588
Preferred Dividends ........................      (131,036)      (109,671)
                                               -----------    -----------
Net Income Available for Common Shareholders   $   400,904    $   190,917
                                               ===========    ===========
Basic Net Income Per Common Share ..........   $      0.45    $      0.23
Diluted Net Income Per Common Share ........   $      0.37    $      0.23


                                                Nine Months    Nine Months
                                                  Ended          Ended
                                                 9/30/2005      9/30/2004

Interest Income ............................   $ 7,965,487    $ 6,319,171
Interest Expense                                 2,321,385      1,934,982
                                               -----------    -----------
Net Interest Income ........................     5,644,102      4,384,189
Provision for Loan Losses                          215,000        160,000
                                               -----------    -----------
Net Interest Income after Provision ........     5,429,102      4,224,189
Non-Interest Income ........................     1,101,798      1,051,480
Non-Interest Expense .......................     4,276,726      4,348,374
                                               -----------    -----------
Income before Taxes ........................     2,254,174        927,295
Income Tax Provision .......................       767,000        298,350
                                               -----------    -----------
Net Income .................................   $ 1,487,174    $   628,945
                                               ===========    ===========
Preferred Dividends ........................      (388,835)      (109,671)
                                               -----------    -----------
Net Income Available for Common Shareholders   $ 1,098,339    $   519,274
                                               ===========    ===========
Basic Net Income Per Common Share ..........   $      1.23    $      0.62
Diluted Net Income Per Common Share ........   $      1.03    $      0.62


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Consolidated Balance Sheets

(Unaudited)                                            As of            As of
                                                     9/30/2005        9/30/2004
                                                     (in 000's)      (in 000's)
ASSETS
Cash and cash equivalents                             $  8,036        $   7,554
Investment securities                                   12,308           13,111
FHLB stock                                                 606              577
Mortgage loans held for sale                             1,047              586
Loans                                                  158,689          140,511
Allowance for loan losses                               (1,950)          (1,697)
                                                        -------          -------
Loans, net of allowance for loan losses                156,739          138,814
Other assets                                            10,404            5,954
                                                       --------      ----------
     Total Assets                                    $ 189,140         $166,596
                                                      =========        ========

LIABILITIES
Demand deposits, savings,
  NOW and money market accounts                      $  64,400         $ 71,795
Time deposits                                           81,933           58,655
                                                     ---------        ---------
    TOTAL DEPOSITS                                     146,333          130,450
FHLB borrowings                                         17,000           13,000
Federal funds purchased and Securities
 sold under agreements to repurchase                     5,248            3,984
Other Liabilities                                        1,175            1,192
                                                     ----------      ----------
    Total Liabilities                                  169,756          148,626
    Stockholders' Equity                                19,384           17,970
                                                      --------         --------
Total Liabilities and Stockholders' Equity           $ 189,140         $166,596
                                                     =========         ========
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